                                Exhibit 10.5

                     COMMODITY TRADING ADVISOR AGREEMENT

         This Commodity Trading Advisor Agreement ("AGREEMENT") is made this 1st day of November, 2006 between FutureFuel Chemical Company, a Delaware corporation formerly known as Eastman SE, Inc. ("CLIENT"), and Apex Oil Company, Inc., a Missouri corporation ("ADVISER").

                                  RECITALS

         A. Client is in the business of producing biofuels (biodiesel, bioethanol and lignin/biomass solid fuels) and biobased specialty products (biobased lubricants, solvents and intermediates) (the "BUSINESS").

         B. In connection with its Business, Client needs to acquire substantial quantities of feedstocks and diesel products and needs to hedge its feedstocks and finished products and requires advice with respect to such activities.

         C. Adviser has expertise in the acquisition of feedstocks and the hedging of various commodities and is willing to provide advice to Client with respect to such matters on the terms set forth herein.

                                  AGREEMENT

            In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1. COMMODITY TRADING ADVISER. Client hereby employs Adviser, and Adviser agrees to serve, as a commodity trading adviser for Client on the following terms and subject to the following conditions.2. COMMODITY TRADING ADVICE. Adviser hereby agrees to advise Client with respect to the purchase, sale, exchange, conversion or hedging of commodities as Client may request from time to time. For purposes of this Agreement, the term "commodity" includes:
(i) any and all feedstocks that Client uses in the operation of the Business, including fats and oils (including lard, tallow, cottonseed oil, peanut oil, soybean oil, palm oil and all other fats and oils), cottonseed meal, cottonseed, soybeans, soybean meal, livestock and livestock products and methanol; (ii) diesel fuel, heating oil, gasoline and ethanol; (iii) biofuels, including biodiesel and bioethanol, and co-products from biofuels, including glycerin; and (iv) pour-point depressants, color stabilizers and other petroleum products. Such advice will also include advice as to contracts of sale for commodities and as to options for commodities. For purposes of this Agreement, the term "contract of sale" includes sales, agreements of sale and agreements to sell, and the term "option" means an agreement, contract or transaction that is of the character of, or is commonly known to the trade as, an "option", "privilege", "indemnity", "bid", "offer", "put", "call", "advance guaranty", or "decline guaranty".

3. POWER OF ATTORNEY. Client hereby grants to Adviser a power of attorney, and hereby appoints Adviser as Client's agent with full power and authority, to enter into contracts of sale for the purchase or sale of commodities and options on commodities and the leasing of rail cars. Adviser will exercise this power of attorney and authority only in accordance with objectives set forth by Client from time to time. Adviser's authority will include the authority:

   (i) to give instructions for commodity transactions, including the buying and selling of commodities and options with respect to commodities; and

   (ii) to make, execute, and deliver any and all contracts of sale and written instruments of assignment and transfer and to take any and all actions necessary or proper to effectuate the authority hereby conferred.

Adviser is expressly not authorized hereby to exercise the following powers:

   (a) to withdraw, acquire possession of or direct the disbursement of assets held in any account maintained on behalf of Client;

   (b) to trade securities as such term is defined in the Securities Act of 1933, as amended (the "SECURITIES ACT"); or

   (c) to make filings and disclosures under federal and state securities and other laws and regulations.

Whenever this Agreement or Exhibit B is attached to any instrument of assignment and transfer, all persons are entitled, without further inquiry or investigation and regardless of the date of such authorization, to act in reliance upon the assumption that the commodities or options named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered, and that with respect to such instrument the authority conferred herein is still in full force and effect. This authorization and power of attorney will remain effective until Client has revoked it by written notice delivered personally or sent by registered or certified mail to Adviser. Such revocation will not affect Client's obligations resulting from transactions initiated prior to receipt of such written notice.

4. FEES. As compensation for Adviser's adviser services provided to Client hereunder and for Adviser exercising the authority granted to Adviser under
Section 3, Client will pay Adviser a fee equal to $10,000 per month. Such fee is payable within ten days of receipt of invoice.

5. REPORTS. Adviser will prepare such reports, including daily position reports, with respect to any activities conducted by it on Client's behalf under this Agreement. Such reports are to be in such forms, and be prepared with such frequency, as Client may reasonably request from time to time.

6. TERMINATION. This Agreement may be terminated by either party at any time upon written notice. In the event of such termination, Client will owe Adviser a pro rata portion of the fees specified in Section 4, calculated to the date of termination

7. STANDARD OF CARE. The parties agree that the sole standard of care imposed on Adviser by this Agreement is to act with the care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; provided, however, that nothing in this Agreement will be deemed to limit any responsibility or liability that Adviser may have to Client to the extent such limitation would be inconsistent with applicable laws, including the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Adviser Act or the Commodity Exchange Act.

8. RESTRICTIONS ON ADVISER'S AUTHORITY. Except pursuant to an exemption under the Commodity Exchange Act or any rule or regulation promulgated thereunder, Adviser will not pursuant to Section 3 offer on behalf of Client to enter into, enter into, execute or confirm the execution of a contract for the purchase or sale of a commodity for future delivery (other than a contract which is made on or subject to the rules of a board of trade, exchange, or market located outside the United States, its territories or possessions) unless: (i) such transaction is conducted on or subject to the rules of a board of trade which has been designated or registered by the Commodity Futures Trading Commission (the "COMMISSION") as a contract market or derivatives transaction execution facility for such commodity; (ii) such contract is executed or consummated by or through a contract market; and (iii) such contract is evidenced by a record in writing which shows the date, the parties to such contract and their addresses, the property covered and its price, and the terms of delivery. The foregoing restriction does not apply to transactions or positions which are bona fide hedging transactions or positions as such terms are defined by the Commission.

9. NO REGISTRATION. Adviser hereby advises Client, and Client hereby acknowledges, that neither Adviser nor any of Adviser's employees are registered under the Commodity Exchange Act as a commodity trading adviser (as such term is defined in the Commodity Exchange Act) in that, during the course of the twelve months preceding the date of this Agreement, Adviser has not furnished commodity trading advice to more than fifteen persons and does not hold itself out generally to the public as a commodity trading advisor.

10. NO APPROVAL BY THE UNITED STATES. Client acknowledges that Adviser has not been sponsored, recommended or approved, and that Adviser's abilities or qualifications have not in any respect been passed upon, by the United States or any agency or officer thereof.

11. DISCLOSURE DOCUMENT. Client hereby acknowledges receipt of the Disclosure Document attached hereto as Exhibit A.

12. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

13. ASSIGNMENTS. No party may assign or transfer (voluntarily or involuntarily, by operation of law (including by merger or consolidation), judicial decree or otherwise) any of its rights or obligations under this Agreement to any other person without the prior written consent of the other parties.

14. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

15. CONFIDENTIALITY. Each party agrees to maintain any confidential information that it may receive from the other parties confidential and may not disclose such information to any person without the prior written consent of the party originally furnishing such confidential information. However, a party may disclose such confidential information (the "DISCLOSING PARTY"): (i) to legal counsel of the Disclosing Party; (ii) to other professional advisors of the Disclosing Party (but only if they have been informed of the confidential nature of such confidential information and agree in writing to be bound by the terms of this Section); (iii) to regulatory officials having jurisdiction over the Disclosing Party; and (iv) as required by law or legal process or in connection with any legal proceeding to which the Disclosing Party is a party or is otherwise subject. In each such event (other than clause (i)), the Disclosing Party, prior to such disclosure, is to inform the party originally furnishing such confidential information.

16. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa;
(ii) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section and Exhibit references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

17. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

18. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

19. EXHIBITS. All of the Exhibits attached to this Agreement are deemed incorporated herein by reference.

20. FAILURE OR DELAY. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

21. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

22. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

23. LEGAL FEES. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party is entitled to recover its attorneys' fees and expenses.

24. NO JOINT VENTURE OR PARTNERSHIP. The parties agree that nothing contained herein is to be construed as making the parties joint venturers or partners.

25. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

26. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

27. THIRD-PARTY BENEFICIARY. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

                               APEX OIL COMPANY, INC.



                               By: /s/ Douglas D. Hommert
                                   -------------------------------------------
                                       Douglas D. Hommert, Executive Vice
                                       President

                               FUTUREFUEL CHEMICAL COMPANY



                               By: /s/ Randall W. Powell          10/30/06
                                   -------------------------------------------
                                       Randall W. Powell, President

                                  EXHIBIT A

                            DISCLOSURE STATEMENT

         Although the giving of commodity trading advice is not the principal business activity of Apex Oil Company, Inc. ("APEX"), Apex is giving to FutureFuel Chemical Company ("FUTUREFUEL", "YOU" or "YOUR") this Disclosure Statement.

THE COMMODITY FUTURES TRADING COMMISSION ("COMMISSION") HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS TRADING PROGRAM NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE STATEMENT.

THE RISK OF LOSS IN TRADING COMMODITIES CAN BE SUBSTANTIAL. YOU SHOULD THEREFORE CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE OR TO AUTHORIZE SOMEONE ELSE TO TRADE FOR YOU, YOU SHOULD BE AWARE OF THE FOLLOWING.

(1) IF YOU PURCHASE A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE PREMIUM AND OF ALL TRANSACTION COSTS.

(2) IF YOU PURCHASE OR SELL A COMMODITY FUTURE OR SELL A COMMODITY OPTION, YOU MAY SUSTAIN A TOTAL LOSS OF THE INITIAL MARGIN FUNDS AND ANY ADDITIONAL FUNDS THAT YOU DEPOSIT WITH YOUR BROKER TO ESTABLISH OR MAINTAIN YOUR POSITION. IF THE MARKET MOVES AGAINST YOUR POSITION, YOU MAY BE CALLED UPON BY YOUR BROKER TO DEPOSIT A SUBSTANTIAL AMOUNT OF ADDITIONAL MARGIN FUNDS, ON SHORT NOTICE, IN ORDER TO MAINTAIN YOUR POSITION. IF YOU DO NOT PROVIDE THE REQUIRED FUNDS WITHIN THE PRESCRIBED TIME, YOUR POSITION MAY BE LIQUIDATED AT A LOSS, AND YOU WILL BE LIABLE FOR ANY RESULTING DEFICIT IN YOUR ACCOUNT.

(3) UNDER CERTAIN MARKET CONDITIONS, YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE A POSITION. THIS CAN OCCUR, FOR EXAMPLE, WHEN THE MARKET MAKES A "LIMIT MOVE."

(4) THE PLACEMENT OF CONTINGENT ORDERS BY YOU OR YOUR TRADING ADVISOR, SUCH AS A "STOP-LOSS" OR "STOP-LIMIT" ORDER, WILL NOT NECESSARILY LIMIT YOUR LOSSES TO THE INTENDED AMOUNTS, SINCE MARKET CONDITIONS MAY MAKE IT IMPOSSIBLE TO EXECUTE SUCH ORDERS.

(5) A "SPREAD" POSITION MAY NOT BE LESS RISKY THAN A SIMPLE "LONG" OR "SHORT" POSITION.

(6) THE HIGH DEGREE OF LEVERAGE THAT IS OFTEN OBTAINABLE IN COMMODITY TRADING CAN WORK AGAINST YOU AS WELL AS FOR YOU. THE USE OF LEVERAGE CAN LEAD TO LARGE LOSSES AS WELL AS GAINS.

IN SOME CASES, MANAGED COMMODITY ACCOUNTS ARE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY FEES. IT MAY BE NECESSARY FOR THOSE ACCOUNTS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING

PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE COMMODITY TRADING ADVISER AGREEMENT TO WHICH THIS DISCLOSURE DOCUMENT IS ATTACHED CONTAINS A COMPLETE DESCRIPTION OF EACH FEE TO BE CHARGED TO YOU BY APEX.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ASPECTS OF THE COMMODITY MARKETS. YOU SHOULD THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND COMMODITY TRADING BEFORE YOU TRADE.

FOREIGN FUTURES AND FOREIGN OPTIONS
-----------------------------------

THE RISK OF LOSS IN TRADING FOREIGN FUTURES AND FOREIGN OPTIONS CAN BE SUBSTANTIAL. THEREFORE, YOU SHOULD CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE FOREIGN FUTURES OR FOREIGN OPTIONS, YOU SHOULD BE AWARE OF THE FOLLOWING.

(1) PARTICIPATION IN FOREIGN FUTURES AND FOREIGN OPTIONS TRANSACTIONS INVOLVES THE EXECUTION AND CLEARING OF TRADES ON OR SUBJECT TO THE RULES OF A FOREIGN BOARD OF TRADE.

(2) NEITHER THE COMMISSION, THE NATIONAL FUTURES ASSOCIATION NOR ANY DOMESTIC EXCHANGE REGULATES ACTIVITIES OF ANY FOREIGN BOARDS OF TRADE, INCLUDING THE EXECUTION, DELIVERY AND CLEARING OF TRANSACTIONS, OR HAS THE POWER TO COMPEL ENFORCEMENT OF THE RULES OF A FOREIGN BOARD OF TRADE OR ANY APPLICABLE FOREIGN LAWS. GENERALLY, THE FOREIGN TRANSACTION WILL BE GOVERNED BY APPLICABLE FOREIGN LAW. THIS IS TRUE EVEN IF THE EXCHANGE IS FORMALLY LINKED TO A DOMESTIC MARKET SO THAT A POSITION TAKEN ON THE MARKET MAY BE LIQUIDATED BY A TRANSACTION ON ANOTHER MARKET. MOREOVER, SUCH LAWS OR REGULATIONS WILL VARY DEPENDING ON THE FOREIGN COUNTRY IN WHICH THE FOREIGN FUTURES OR FOREIGN OPTIONS TRANSACTION OCCURS.

(3) FOR THESE REASONS, YOU MAY NOT BE AFFORDED CERTAIN OF THE PROTECTIVE MEASURES PROVIDED BY THE COMMODITY EXCHANGE ACT, THE COMMISSION'S REGULATIONS OR THE RULES OF THE NATIONAL FUTURES ASSOCIATION AND ANY DOMESTIC EXCHANGE, INCLUDING THE RIGHT TO USE REPARATIONS PROCEEDINGS BEFORE THE COMMISSION AND ARBITRATION PROCEEDINGS PROVIDED BY THE NATIONAL FUTURES ASSOCIATION OR ANY DOMESTIC FUTURES EXCHANGE. IN PARTICULAR, FUNDS RECEIVED FROM CUSTOMERS FOR FOREIGN FUTURES OR FOREIGN OPTIONS TRANSACTIONS MAY NOT BE PROVIDED THE SAME PROTECTIONS AS FUNDS RECEIVED IN RESPECT OF TRANSACTIONS ON UNITED STATES FUTURES EXCHANGES. THEREFORE, YOU SHOULD OBTAIN AS MUCH INFORMATION AS POSSIBLE FROM APEX CONCERNING THE FOREIGN RULES WHICH WILL APPLY TO YOUR PARTICULAR TRANSACTION.

(4) YOU SHOULD ALSO BE AWARE THAT THE PRICE OF ANY FOREIGN FUTURES OR FOREIGN OPTIONS CONTRACT AND, THEREFORE, THE POTENTIAL PROFIT AND LOSS THEREON, MAY BE AFFECTED BY ANY VARIANCE IN THE FOREIGN EXCHANGE RATE BETWEEN THE TIME YOUR ORDER IS PLACED AND THE TIME IT IS LIQUIDATED, OFFSET OR EXERCISED.

You should be aware of the following disclosures and considerations, which relate specifically to Apex.

(1) Apex is a Missouri corporation that is not registered with the Commission as a commodity trading advisor. The address and telephone number of Apex's business office are:

                  Apex Oil Company, Inc.
                  8235 Forsyth Blvd., 4th Floor
                  Clayton, Missouri 63105
                  (314) 889-9600

         Jeff Call and Tim Duehren are the primary employees of Apex who will be performing the services for you under the Agreement.

         Jeff Call has spent the last 28 years with Apex and/or its affiliates buying, selling and scheduling petroleum products via truck, pipeline, rail, barge and tankers, and has engaged in risk management with respect to petroleum products via swaps, futures and options.

         Tim Duehren has spent the last 26 years with Apex and/or its affiliates buying, selling and scheduling petroleum products via truck, pipeline, rail, barge and tankers, and has engaged in risk management with respect to petroleum products via swaps, futures and options.

(2) The Commission requires a commodity trading advisor to disclose to prospective clients the actual performance record of all accounts for which the trading advisor and its principals have had the authority to cause transactions to be effected without clients' specific authorization. You should note that this trading advisor and its principals previously have not had such authority.

(3) You should be aware of the following actual or potential conflicts of interest.

         Apex will devote so much of its time to your activities as Apex deems necessary. Apex is not restricted from entering into additional advisory relationships or from engaging in other business activities, even though such activities may be in competition with your affairs or may involve substantial time and resources of Apex. Apex is currently engaged buying, selling, trading, storage and distribution of petroleum and petroleum products, among other things.

         Apex may purchase commodities or options from or sell commodities or options to you or your affiliates. Such commodities and options are intended to be priced at published or listed rates plus applicable location differentials.

         Apex will trade in commodity interests for its own account.

(4) There have been no material administrative, civil or criminal actions against Apex or any of the principals of Apex within the five-year period preceding the date of the Agreement.

(5)      Additional Risk Factors.

         Volatility and Leverage. Commodity futures prices can be highly
         -----------------------
         volatile. Because of the low margin deposits normally required in futures trading, an extremely high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures contract may result in substantial losses to the investor. Like other leveraged investments, a futures transaction may result in losses in excess of the amount invested.

         Daily Price Fluctuation Limits. Commodity exchanges limit
         ------------------------------
         fluctuation in commodity futures contract prices during a single day. During a single trading day, no trades may be executed at prices beyond the "daily limit." Once the price of a future contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent clients from promptly liquidating unfavorable positions and subject clients to substantial losses.

         Speculative Nature of Commodity Futures Trading. Commodity futures
         -----------------------------------------------
         trading is speculative. Price movements of commodity futures contracts are influenced by, among other things, changing supply and demand relationships, governmental, agricultural and trade programs and policies and national and international political and economic events. Changing crop prospects occasioned by unexpected weather or damage by insects and plant diseases make it difficult to forecast supplies of agricultural commodities. Similarly, demand is also difficult to forecast due to such factors as variable world production patterns, unexpected purchases by foreign countries and continued changes in domestic needs.

         Commodity Trading Strategies. The two principal strategies used in
         ----------------------------
         commodity trading are "trend-following" systems and "fundamental" trading strategies. Trend-following technical strategies seek to take into account certain "technical" factors in identifying price trends. The buy and sell signals generated by a technical trading system are not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events, but generally upon actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest. The profitability of any technical trading strategy depends upon occurrence of major price moves or trends in some commodities. In the past, there have been periods without discernible trends, and presumably similar periods will occur in the future. Any factor that may lessen the prospect of major trends in the future (such as increased governmental control of the markets) may reduce the prospect that any technical trading strategy will be profitable in the future. Commodity trading strategies employing trend-following timing signals, based exclusively on technical analysis, are used by many traders. If too many traders follow very similar strategies, a bunching of buy and sell orders could occur. Fundamental analysis attempts to examine factors that affect the supply and demand for a particular commodity in order to predict future prices. Such analysis may not result in profitable trading because the analyst may not have knowledge of all of the pertinent factors affecting supply and demand. Prices may often be affected by unrelated factors and purely fundamental analysis may not enable the trader to determine quickly that his previous decisions were incorrect.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN COMMODITY TRADING.

                                  EXHIBIT B

                   CONFIRMATION OF DELEGATION OF AUTHORITY

         THIS CONFIRMATION OF DELEGATION OF AUTHORITY is made the 1st day of November, 2006, between APEX OIL COMPANY, INC., a Missouri corporation ("Advisor") and FUTUREFUEL CHEMICAL COMPANY, a Delaware corporation ("FFCC"). Advisor and FFCC are referred to herein individually, as a "Party" and collectively, as the "Parties".

                                  RECITALS

         A. Pursuant to a Commodity Trading Advisor Agreement between Advisor and FFCC entered as of the date hereof ("Advisor Agreement"), Advisor has agreed to advise FFCC in connection with commodity trading transactions and railcar leasing and FFCC has granted Advisor a power of attorney to enter into commodity contracts and railcar leases on behalf of FFCC.

         B. The Parties desire to memorialize in writing the delegation of authority and power of attorney granted by FFCC under the Advisor Agreement.

                                  AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the Parties agree as follows.

1. APPOINTMENT. FFCC confirms its appointment of Advisor via power of attorney, as FFCC's agent and advisor with respect to contracts for the purchase or sale of commodities and options on commodities and the leasing of rail cars; provided, however, that FFCC shall at all times and in all events retain the right to act on its own behalf on any matter.

2. EXTENT OF AUTHORITY. Advisor's authority includes authority to (i) give instructions for commodity transactions and the leasing of rail cars, including the buying and selling of commodities and options with respect to commodities, and (ii) to make, execute, and deliver any and all contracts of sale, leases and written instruments of assignment and transfer and to take any and all actions necessary or proper to effectuate such transactions.

3. AUTHORITY TO CONTRACT. Advisor shall have and is authorized to represent itself as having, full authority and power to make contracts and legal commitments in the name of and binding on FFCC which are for the purchase or sale of commodities, options on commodities or the leasing of rail cars.

4. TERM. This delegation of authority shall be effective as of the date hereof, and continue in effect until terminated by FFCC or Advisor in accordance with the terms of the Advisor Agreement.

5. COMPLIANCE WITH LAWS. Advisor shall conduct all of its activities on behalf of FFCC in accordance with all applicable laws and all terms of the Advisor Agreement.

APEX OIL COMPANY, INC.               FUTUREFUEL CHEMICAL COMPANY



By: /s/ Douglas D. Hommert           By: /s/ Randall W. Powell        10/30/06
    -----------------------------        -------------------------------------
    Douglas D. Hommert,                  Randall W. Powell,
    Executive V. P.                      President